Exhibit 23  --  Consent of Independent Certified Public Accountant


WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 11, 2003, relating to the consolidated financial statements of Trezac International Corporation which appears in the Trezac International Corporation Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on July 2, 2003.




                                    /s/ Weinberg & Company, P.A.
                                    ----------------------------
                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants


Boca Raton, Florida
September 18, 2003


  Town Executive Center                           Watt Plaza
6100 Glades Road, Suite 314            1875 Century Park East, Suite 600
 Boca Raton, Florida 33434               Los Angeles, California 90067
 Telephone: (561) 487-5765                 Telephone: (310) 407-5450
 Facsimile: (561) 487-5766                 Facsimile: (310) 407-5451

                        Website: www.cpaweinberg.com
   American Institute of CPA's/Division for CPA Firms SEC Practice Section


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